UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TOWERSTREAM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOWERSTREAM CORPORATION

88 SILVA LANE

MIDDLETOWN, RHODE ISLAND 02842
Telephone: (401) 848-5848

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Towerstream Corporation (the “Company”) will be held on Friday, August 21, 2015, at 9:00 a.m. Eastern Standard Time at 88 Silva Lane, Tech IV, Middletown, Rhode Island 02842 for the purposes of:

1.	Electing the five (5) directors nominated by the Company to hold office until the next annual meeting of stockholders;

2.	Amending the Certificate of Incorporation to increase the authorized number of shares of common stock from 95,000,000 shares of common stock to 200,000,000 shares of common stock;

3.	Ratifying Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

4.	Approving, on a non-binding advisory basis, the compensation of the Company’s executive officers; and

5.	Transacting such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 25, 2015 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the annual meeting will be available at the principal office of the Company for the ten days prior to August 21, 2015. The list will be arranged in alphabetical order and show the address and number of shares held by each stockholder. It will be available for examination by any stockholder for any purpose germane to the annual meeting. The proxy materials will be furnished to stockholders on or about July 10, 2015.

The Company is pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the Company’s costs.

By Order of the Board of Directors /s/ Philip Urso Chairman

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

TOWERSTREAM CORPORATION

88 SILVA LANE
MIDDLETOWN, RHODE ISLAND 02842
Telephone: (401) 848-5848

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, AUGUST 21, 2015

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Towerstream Corporation (referred to as the “Company”, “we,” “us,” or “our”) for use at the annual meeting of the Company’s stockholders to be held at 88 Silva Lane, Tech IV, Middletown, Rhode Island 02842 on August 21, 2015, at 9:00 a.m. Eastern Standard Time and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about July 10, 2015.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the annual meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the annual meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), the Company is making this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

RECORD DATE

Stockholders of record at the close of business on June 25, 2015, will be entitled to receive notice of, to attend and to vote at the meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Jeffrey M. Thompson, our Chief Executive Officer and President, and Joseph P. Hernon, our Chief Financial Officer, or either one of them who acts, will vote:

●

FOR the election of the persons named herein as nominees for directors of the Company, for a term expiring at the 2016 annual meeting of stockholders (or until successors are duly elected and qualified);

●

FOR the approval of amending the Certificate of Incorporation to increase the authorized number of shares of common stock from 95,000,000 shares of common stock to 200,000,000 shares of common stock, as set forth on the Certificate of Amendment to the Certificate of Incorporation included with this proxy statement as Exhibit A;

●	FOR the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

●	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s executive officers; and

●	According to their judgment, on the transaction of such matters or other business as may properly come before the meeting or any adjournments thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of June 25, 2015, there were 66,759,470 shares of common stock issued and outstanding, which constitute all of the outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of common stock held by them.

A majority of the outstanding shares (33,379,736 shares), present in person or represented by proxy, will constitute a quorum at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and are counted towards the quorum.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, (i) the election of directors (Proposal No. 1) and (ii) the advisory vote on executive compensation (Proposal No. 4) are considered “non-routine” matters.  Accordingly, brokers are not entitled to vote uninstructed shares with respect to Proposal No. 1 and No. 4. The proposed amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock (Proposal No. 2) and the proposed ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 3) are considered “routine” matters. Accordingly, brokers are entitled to vote uninstructed shares only with respect to Proposal No. 2 and No. 3.

Under Delaware state law and provisions of the Company’s Certificate of Incorporation and By-Laws, as amended, the vote required for the election of directors is a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. This means that the nominees who receive the most votes will be elected to the open director positions. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count to determine if a plurality of shares voted are in favor of each nominee.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

Towerstream Corporation has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the annual meeting of stockholders to be held on August 21, 2015 at 9:00 a.m. Eastern Standard Time at 88 Silva Lane, Tech IV, Middletown, Rhode Island. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about July 10, 2015 to all stockholders of record entitled to vote at the annual meeting.

What is included in these materials?

These materials include:

●	this proxy statement for the annual meeting; and

●	the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 12, 2015.

If you requested printed versions of these materials by mail, these materials also include the proxy card or the voter instruction form for the annual meeting.

What is the proxy card?

The proxy card enables you to appoint Jeffrey M. Thompson, our Chief Executive Officer and President, and Joseph P. Hernon, our Chief Financial Officer, as your representative at the annual meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting.

What items will be voted on?

You are being asked to vote on these specific proposals:

●	the election of the five nominated members of our Board of Directors;

●

the approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 95,000,000 shares of common stock to 200,000,000 shares of common stock, as set forth on the Certificate of Amendment to the Certificate of Incorporation included with this proxy statement as Exhibit A;

●	the ratification of our independent registered public accounting firm, Marcum LLP, for the fiscal year ending December 31, 2015; and

●	the approval, on a non-binding advisory basis, of the compensation of the Company’s executive officers.

We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote your shares:

●	FOR each of the five persons nominated for director;

●	FOR the approval of an amendment to the Certificate of Incorporation of the Company to increase the authorized number of shares of common stock;

●	FOR the ratification of our independent registered public accounting firm, Marcum LLP, for the fiscal year ending December 31, 2015; and

●	FOR the approval, on a nonbinding advisory basis, of the compensation of the Company’s executive officers.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending the Notice to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one Notice?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please follow directions on each Notice to ensure that all of your shares are voted.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	view the Company’s proxy materials for the annual meeting on the Internet;

●	request hard copies of the materials; and

●	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote at the annual meeting of stockholders?

There were 66,759,470 shares of common stock outstanding and 39 stockholders of record on June 25, 2015. Beneficial owners hold their shares at brokerage firms and other financial institutions. Only stockholders of record at the close of business on June 25, 2015 are entitled to receive notice of, to attend, and to vote at the annual meeting. Each share is entitled to one vote. All shares of common stock shall vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on June 25, 2015, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the annual meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on June 25, 2015, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from the organization. If you request printed copies of the proxy materials by mail, you will receive a voter instruction form.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

●	In Person. You may attend and vote at the annual meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters such as Proposals No. 2 and No. 3 but cannot vote on non-routine matters such as Proposals No.1 and No.4. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voter instruction form.

●

By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the voter instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or a voter instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 88 Silva Lane, Middletown, Rhode Island 02842 a written notice of revocation prior to the annual meeting.

Please note, however, that if your shares are held of record by an organization, you must instruct them that you wish to change your vote by following the procedures on the voter instruction form provided to you by the organization. If your shares are held in street name, and you wish to attend the annual meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the organization holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How are proxies voted?

All valid proxies received prior to the annual meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as (i) the proposed amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock (Proposal No. 2) and (ii) the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 3), but cannot vote on non-routine matters, which include (i) the election of directors (Proposal No. 1) and (ii) the advisory vote on the compensation of the Company’s executive officers (Proposal No. 4).

Do I have dissenters’ right of appraisal?

Holders of shares of our common stock do not have appraisal rights under Delaware Law or under the governing documents of the Company.

How many votes are required to elect the nominated persons to our Board of Directors?

The affirmative vote of a plurality of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote in the election are required to elect each director. This means that the nominees who receive the most votes will be elected to the open director positions, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

How many votes are required to approve our amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock?

The affirmative vote of a majority of the shares of common stock outstanding on June 25, 2015, the record date, are required to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock, as set forth on the Certificate of Amendment to the Certificate of Incorporation included with this proxy statement as Exhibit A.

How many votes are required to ratify our independent public accountants?

The affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote are required to ratify Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

How many votes are required to approve the advisory vote on executive compensation?

Although the results are non-binding, the affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote are required to approve the advisory vote on executive compensation.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation and certification of votes; and

●	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

Do any of the Company’s officers and directors have any interest in matters to be acted upon?

The members of our board of directors and our executive officers do not have any interest in any proposal that is not shared by all other stockholders of the Company, other than Proposal No. 1, the election to our board of the five nominees set forth herein and Proposal No. 4, the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting and also in our Current Report on Form 8-K, which we anticipate filing by August 27, 2015.

Who can help answer my questions?

You can contact our corporate headquarters at Towerstream Corporation, 88 Silva Lane, Middletown, RI 02842, by phone at 401-848-5848 or by sending a letter to Joseph P. Hernon, our Secretary, with any questions about any proposal described in this proxy statement or how to execute your vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 25, 2015 by:

●	each person known by us to beneficially own more than 5% of our common stock (based solely on our review of SEC filings);
●	each of our directors;
●	each of our named executive officers listed in the section entitled “Summary Compensation Table” under Executive Compensation; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of, with respect to the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Towerstream Corporation, 88 Silva Lane, Middletown, Rhode Island 02842, unless otherwise indicated. As of June 25, 2015, there were 66,759,470 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

5% Stockholders:
Melody Capital Partners, LP (2)	3,600,000(3)	5.1%
717 Fifth Avenue, 12th Floor
New York, NY 10022

Columbia Acorn Fund (4)	4,000,000	6.0%
227 West Monroe Street
Suite 3000
Chicago, IL 60606
Directors and Named Executive Officers:
Philip Urso	1,570,401(5)	2.3%
William J. Bush	311,114(6)	*
Howard L. Haronian, M.D.	1,347,568(7)	2.0%
Paul Koehler	274,006(8)	*
Jeffrey M. Thompson	2,409,523(9)	3.6%
Joseph P. Hernon	395,513(10)	*
All directors and executive officers as a group (6 persons)	6,308,125(5)(6)(7)(8)(9)(10)	9.4%

* Less than 1%.

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of June 25, 2015. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)

Based on a Schedule 13G filed with the SEC on October 27, 2014 and information provided by Melody Capital Partners LP (“Melody”). Melody, as the investment manager of Melody Special Situations Offshore Credit Mini-Master Fund, L.P. (“Special Situations”), Melody Capital Partners Offshore Credit Mini-Master Fund, L.P. (“Capital Partners Offshore”), Melody Capital Partners Onshore Credit Fund, L.P. (“Capital Partners Onshore”) and Melody Capital Partners FDB Fund (“Capital Partners FDB”) has the shared power to vote and dispose of the securities of the Company held by each such fund. Melody Capital Advisors, LLC, as the general partner of Melody, has the shared power to vote and dispose of securities of the Company beneficially held by Melody.

(3)

Based on a Schedule 13G filed with the SEC on October 27, 2014 and information provided by Melody. Represents (i) 602,077 shares of common stock underlying warrants with an exercise price of $0.01 per share (the “A Warrants”) held by Special Situations and 1,204,154 shares of common stock underlying warrants with an exercise price of $1.26 per share (the “B Warrants”) held by Special Situations, (ii) 227,188 shares of common stock underlying A Warrants held by Capital Partners Offshore and 454,375 shares of common stock underlying B Warrants held by Capital Partners Offshore, (iii) 224,708 shares of common stock underlying A Warrants held by Capital Partners Onshore and 449,416 shares of common stock underlying B Warrants held by Capital Partners Onshore, and (iv) 146,027 shares of common stock underlying A Warrants held by Capital Partners FDB and 292,255 shares of common stock underlying B Warrants held by Capital Partners FDB.

(4)

Based on a Schedule 13G/A filed with the SEC on February 11, 2015. Columbia Acorn Fund is a business trust managed by Columbia Wanger Asset Management, LLC (“CWAM”). As the investment advisor of Columbia Acorn Fund, CWAM may be deemed to beneficially own the shares reported by Columbia Acorn Fund.

(5)

Includes 208,958 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days. Excludes 103,886 shares of common stock held in a trust for the benefit of Mr. Urso’s minor children, of which Mr. Urso is not a trustee. Mr. Urso disclaims beneficial ownership of the 103,886 shares held in trust.

(6)

Includes 270,833 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days. The remaining 40,281 shares are held in trust for the benefit of the Bush family.  Mr. Bush is a trustee of this trust and disclaims beneficial ownership of such 40,281 shares.

(7)

Includes 10,000 shares of common stock held by Dr. Haronian’s wife, for which Dr. Haronian has an indirect interest in, and 283,372 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(8)	Includes 268,333 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(9)	Includes 371,480 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(10)	Includes 310,557 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Information about the Nominees

Our By-laws currently specify that the number of directors shall be at least one and no more than 15 persons, unless otherwise determined by a vote of the majority of the Board of Directors (the “Board”). Our Board currently consists of five persons and all of them have been nominated by the Company to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director’s earlier resignation or removal.

The following table shows for each nominee his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed as director (each serving continuously since first elected or appointed), and his directorships with other companies whose securities are registered with the SEC.

Name	Age	Position
Jeffrey M. Thompson	51	President, Chief Executive Officer and Director
Philip Urso	56	Chairman of the Board of Directors
Howard L. Haronian, M.D.(1)(2)(3)	53	Director
Paul Koehler(1)(3)	56	Director
William J. Bush(1)(2)	50	Director

(1) Member of our Audit Committee.

(2) Member of our Compensation Committee.

(3) Member of our Nominating Committee.

The biographies below include information related to service by the persons below to Towerstream Corporation and our subsidiary, Towerstream I, Inc. On January 4, 2007, we merged with and into a wholly-owned Delaware subsidiary for the sole purpose of changing our state of incorporation to Delaware. On January 12, 2007, a wholly-owned subsidiary of ours completed a reverse merger with and into a private company, Towerstream Corporation, with Towerstream Corporation (the private company) being the surviving company and becoming a wholly-owned subsidiary of ours. Upon closing of the merger, we discontinued our former business and succeeded to the business of Towerstream Corporation as our sole line of business. At the same time, we also changed our name to Towerstream Corporation and, our newly acquired subsidiary, Towerstream Corporation, changed its name to Towerstream I, Inc.

Jeffrey M. Thompson co-founded Towerstream I, Inc. in December 1999 with Philip Urso. Mr. Thompson has served as a director since inception and as chief operating officer from inception until November 2005 when Mr. Thompson became president and chief executive officer. Since becoming a public entity in January 2007, Mr. Thompson has been our president, chief executive officer and a director. In 1995, Mr. Thompson co-founded and was vice president of operations of EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997 and became eFortress (“eFortress”)) through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts. Mr. Thompson was appointed to the Board due to his significant experience in the wireless broadband industry, his familiarity with the Company, as well as his extensive business management expertise.

Philip Urso co-founded Towerstream I, Inc. in December 1999 with Jeffrey M. Thompson. Mr. Urso has served as a director and chairman since inception and as chief executive officer from inception until November 2005. Since becoming a public entity in January 2007, Mr. Urso has been our chairman and a director. In 1995, Mr. Urso co-founded eFortress and served as its president through 1999. From 1983 until 1997, Mr. Urso owned and operated a group of radio stations. In addition, Mr. Urso co-founded the regional cell-tower company, MCF Communications, Inc. Mr. Urso was appointed to the Board due to his significant experience in the wireless broadband and tower industries, his familiarity with the Company, as well as his extensive business management expertise.

Howard L. Haronian, M.D., has served as a director of Towerstream I, Inc. since inception in December 1999. Since becoming a public entity in January 2007, Dr. Haronian has been a director. Dr. Haronian is an interventional cardiologist and has been president of Cardiology Specialists, Ltd. of Rhode Island since 1994. Dr. Haronian has served on the clinical faculty of the Yale School of Medicine since 1994. Dr. Haronian graduated from the Yale School of Management Program for Physicians in 1999. Dr. Haronian has directed the Cardiac Catheterization program at The Westerly Hospital since founding the program in 2003. Dr. Haronian was appointed to the Board due to his extensive knowledge of the Company’s operations since its founding and his executive level experience at other organizations.

Paul Koehler has over 25 years of business experience in ethanol and renewable electricity industries. At Pacific Ethanol Mr. Koehler has led the grain and co-product division since 2011 and corporate development since joining the company in 2005. Prior to joining Pacific Ethanol, he served as Director of Business Development for PPM Energy, Inc., leading PPM's efforts to develop and acquire several wind power projects. Mr. Koehler was also a co-founder of ReEnergy, one of the companies acquired by Pacific Ethanol. Paul also has worked for Portland General Electric and Enron in electricity trading, marketing, and commodity risk management. Mr. Koehler has a BA from the Honors College at the University of Oregon.

William J. Bush has been a director since January 2007. Since January 2010, Mr. Bush has served as the chief financial officer of Borrego Solar Systems, Inc., which is one of the nation’s leading financiers, designers and installers of commercial and government grid-connected solar electric power systems. From October 2008 to December 2009, Mr. Bush served as the chief financial officer of Solar Semiconductor, Ltd., a private vertically integrated manufacturer and distributor of quality photovoltaic modules and systems targeted for use in industrial, commercial and residential applications with operations in India helping it reach $100 million in sales in its first 15 months of operation. Prior to that, Mr. Bush served as chief financial officer and corporate controller for a number of high growth software and online media companies as well as being one of the founding members of Buzzsaw.com, Inc., a spinoff of Autodesk, Inc. Prior to his work at Buzzsaw.com, Mr. Bush served as corporate controller for Autodesk, Inc. (NasdaqGM: ADSK), the fourth largest software applications company in the world. His prior experience includes seven years in public accounting with Ernst & Young, and PricewaterhouseCoopers. Mr. Bush holds a B.S. degree in Business Administration from U.C. Berkeley and is a certified public accountant. Mr. Bush was appointed to the Board because he has significant experience in finance.

Directorships

Except as otherwise reported above, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years.

Family Relationships

Except for Howard L. Haronian, M.D. and Philip Urso, who are cousins, there are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●

Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●

Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “SEC”), or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●

Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

      There are no material proceedings to which any director, officer or affiliate, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or has a material interest adverse to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the year ended December 31, 2014, except that Jeffrey M. Thompson, our Chief Executive Officer, failed by one day to timely file a Form 4 reporting the sale of common stock on September 23, 2014 and failed to timely file a Form 4 for the grant of stock options to purchase shares of our common stock in July and September 2014, and Joseph P. Hernon, our Chief Financial Officer, failed to timely file a Form 4 for the conversion of a portion of his options in June 2014 and the grant of stock options to purchase shares of our common stock in July and September 2014.

Board Leadership Structure and Risk Oversight

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by two different individuals. Jeffrey M. Thompson currently serves as President, Chief Executive Officer and as a member of the Board and Philip Urso serves as Chairman of the Board. Although no formal policy currently exists, the Board determined that the separation of these positions would allow Mr. Thompson to devote his time to the daily execution of the Company’s business strategies and Mr. Urso to devote his time to the long-term strategic direction of the Company.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our Board. The Audit Committee receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board which also considers our risk profile. The Audit Committee and the full Board focus on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the Board’s tolerance for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach to address the risks facing our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related parties can include any of our directors or executive officers, certain of our stockholders and their immediate family members. Each year, we prepare and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. This helps us identify potential conflicts of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company as a whole. Our code of ethics and business conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Audit Committee of the Board of Directors, which is responsible for considering and reporting to the Board any questions of possible conflicts of interest of Board members. Our code of ethics and business conduct further requires pre-clearance before any employee, officer or director engages in any personal or business activity that may raise concerns about conflict, potential conflict or apparent conflict of interest. Copies of our code of ethics and business conduct and the Audit Committee charter are posted on the corporate governance section of our website at www.towerstream.com.

At no time during the last fiscal year has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

In evaluating related party transactions and potential conflicts of interest, our Chief Financial Officer and/or Chairman of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities. They will approve a related party transaction only when, in their good faith judgment, the transaction is in the best interest of the Company.

Director Independence

We believe that each of William J. Bush, Howard L. Haronian, M.D., and Paul Koehler are independent directors, as provided in NASDAQ Marketplace Rule 5605(a)(2).

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES.

Board Committees

Since January 2007, the standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating Committee. Each member of our committees is “independent” as such term is defined under and required by the federal securities laws and the rules of the NASDAQ Stock Market. The charters of each of the committees have been approved by our Board and are available on our website at www.towerstream.com.

Audit Committee

The Audit Committee is comprised of three directors: William J. Bush, Howard L. Haronian, M.D., and Paul Koehler. Mr. Bush is the Chairman of the Audit Committee. The Audit Committee’s duties include recommending to our Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve our system of accounting and our internal control over financial reporting. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Each of our Audit Committee members possesses an understanding of financial statements and generally accepted accounting principles. The Board has determined that Mr. Bush is an “audit committee financial expert” as defined in Item 407(d) (5) (ii) of Regulation S-K. The designation of Mr. Bush as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and Board, and his designation as an “audit committee financial expert” will not affect the duties, obligations or liability of any other member of our Audit Committee or Board.

Compensation Committee

The Compensation Committee is comprised of two directors: Howard L. Haronian, M.D., and William J. Bush. Dr. Haronian is the Chairman of the Compensation Committee. The Compensation Committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of executive officers, administering our stock option plans and recommending and approving grants of stock options under such plans.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating Committee

The Nominating Committee is comprised of two directors: Howard L. Haronian, M.D., and Paul Koehler. Dr. Haronian is Chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the Nominating Committee assesses the size, structure and composition of the Board and its committees, and coordinates the evaluation of Board performance. The Nominating Committee also acts as a screening and nominating committee for candidates considered for election to the Board.

Director Nominations

Part of our Nominating Committee’s duties is to screen and nominate candidates considered for election to our Board. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.

The Nominating Committee values diversity as a factor in selecting individuals nominated to serve on the Board. Although the Board prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate mix, nor is there any specific policy on diversity. The Nominating Committee uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to a high standard of service for the Board.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2014, the Board held 11 meetings and acted by written consent on one occasion, the Audit Committee held four meetings, the Compensation Committee held five meetings and acted by written consent on one occasion, and the Nominating Committee held one meeting. Each incumbent director attended or participated in all of the meetings of the Board and the Committees on which he served during the fiscal year.

Policy Regarding Attendance at Annual Meetings of Stockholders

Our Board has adopted a policy which states that each director is expected to attend annual meetings of its stockholders. Last year, all of our directors attended the annual meeting of stockholders. We expect that all of our directors will attend this year’s annual meeting.

Director Compensation Table

The following table summarizes the compensation awarded during the fiscal year ended December 31, 2014 to our directors who are not named executive officers in the summary compensation table below:

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Total
Philip Urso	$ 60,000	$ 42,159	$ 102,159
Howard L. Haronian, M.D.	$ 55,000	$ 42,159	$ 97,159
Paul Koehler	$ 50,000	$ 42,159	$ 92,159
William J. Bush	$ 55,000	$ 42,159	$ 97,159

(1)

Based upon the aggregate grant date fair value calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. Our policy and assumptions made in the valuation of share-based payments are contained in Note 10 to our December 31, 2014 financial statements.

(2)	Option awards relate to the issuance in June 2014 of options to purchase 50,000 shares at an exercise price of $1.93 each for Messrs. Urso, Koehler and Bush, and Dr. Haronian.

Narrative Disclosure to Director Compensation Table

The table entitled “Director Compensation Table” above quantifies the value of the different forms of compensation of each of the directors for services rendered during fiscal 2014. The primary elements of each director’s total compensation reported in the table are cash fees earned and stock option awards.

Pursuant to the 2008 Non-Employee Directors Compensation Plan, each non-employee director is entitled to receive periodic grants of ten-year options to purchase 50,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant and that vests monthly over a one year period. An initial grant is made upon such non-employee director’s election or appointment to our Board and thereafter annually on the first business day in June, subject to such director remaining on the Board. Non-employee directors also receive $50,000 per annum in cash. In connection with the additional responsibilities associated with such positions, the Chairman of the Board will receive an additional $10,000 per year, and the Chairman of the Audit and Compensation Committees will each receive an additional $5,000 per year.

Code of Ethics and Business Conduct

Our Board has adopted a code of ethics and business conduct that establishes the standards of ethical conduct applicable to all directors, officers and employees of Towerstream Corporation. The code of ethics and business conduct addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures, and internal control over financial reporting, corporate opportunities and confidentiality requirements. The Audit Committee is responsible for applying and interpreting our code of ethics and business conduct in situations where questions are presented to it. There were no amendments or waivers to the code of ethics and business conduct in fiscal 2014. Our code of ethics and business conduct is available for review on our website at www.towerstream.com. We will provide a copy of our code of ethics and business conduct free of charge to any person who requests a copy. Requests should be directed by e-mail to Joseph P. Hernon, our Chief Financial Officer, at jhernon@towerstream.com, or by mail to Towerstream Corporation, 88 Silva Lane, Middletown, Rhode Island 02842, or by telephone at (401) 848-5848.

Stockholder Communication with Directors

Our Board has established procedures for stockholders or other interested parties to send communications to the Board. Such parties can contact the Board by electronic mail at Board@towerstream.com.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market). The Audit Committee operates under a written charter adopted by the Board of Directors on January 12, 2007, which can be found in the Corporate Governance section of our website, www.towerstream.com, and is also available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2014.

We have reviewed and discussed with management and Marcum LLP, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with Marcum LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and Marcum LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from Marcum LLP, required by applicable requirements of the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning independence, and have discussed with Marcum LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Submitted by the Audit Committee William J. Bush, Audit Committee Chairman Howard L. Haronian, M.D. Paul Koehler

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position
Jeffrey M. Thompson	51	Chief Executive Officer, President and Director
Joseph P. Hernon	55	Chief Financial Officer and Secretary

Information pertaining to Mr. Thompson, who is both a director and an executive officer of the Company, may be found in the section entitled “Information about the Nominees.”

Joseph P. Hernon has been our chief financial officer, principal financial officer and principal accounting officer since joining Towerstream Corporation in May 2008. From November 2007 until May 2008, Mr. Hernon was a financial consultant to a high technology company. From November 2005 until October 2007, Mr. Hernon served as the chief financial officer of Aqua Bounty Technologies Inc., a biotechnology company dedicated to the improvement of productivity in the aquaculture industry. From August 1996 until October 2005, Mr. Hernon served as vice president, chief financial officer and secretary of Boston Life Sciences Inc., a biotechnology company focused on developing therapeutics and diagnostics for central nervous system diseases. From January 1987 until August 1996, Mr. Hernon held various positions while employed at PricewaterhouseCoopers LLP, an international accounting firm. Mr. Hernon is a certified public accountant and holds a B.S. degree in Business Administration from the University of Lowell, Massachusetts and a M.S. degree in Accounting from Bentley College in Waltham, MA.

EXECUTIVE COMPENSATION

Compensation Committee Report

Under the rules of the Securities and Exchange Commission (“SEC”), this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Annual Report by reference into any filings with the SEC.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee
Howard L. Haronian, M.D., Chairman

William J. Bush

Compensation Discussion and Analysis

 The following discussion and analysis of compensation arrangements of our named executive officers for 2014 should be read together with the compensation tables and related disclosures set forth below.

We believe our success depends on the continued contributions of our named executive officers. Personal relationships and experience are very important in our industry. Our named executive officers are primarily responsible for many of our critical business development relationships. The maintenance of these relationships is critical to ensuring our future success as is experience in managing these relationships. Therefore, it is important to our success that we retain the services of these individuals and prevent them from competing with us should their employment with us terminate.

 General Philosophy

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our short-term and long-term business goals. The goals of our compensation program are to align remuneration with business objectives and performance, and to enable us to retain and competitively reward executive officers who contribute to the long-term success of the Company. We attempt to pay our executive officers competitively in order that we will be able to retain the most capable people in the industry. In making executive compensation and other employment compensation decisions, the Compensation Committee considers achievement of certain criteria, some of which relate to our performance and others of which relate to the performance of the individual employee. Awards to executive officers are based on achievement of Company and individual performance criteria.

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional stock grants or provide other short and long-term incentive compensation to executive officers and other employees.

 Compensation Program & Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary, bonus, equity incentives and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background to the executive officers being recruited. We also consider the individual’s experience, reputation in the industry and expected contributions to the Company. Base salary is continuously evaluated by competitive pay and individual job performance. In each case, we take into account the results achieved by the executive, their future potential, scope of responsibilities and experience, and competitive salary practices. At times, our executive officers have elected to take less than market salaries.  These salaries were subject to increases to base salary that is comparable with his role and responsibilities when compared to companies of comparable size in similar locations.

Bonuses. We design our bonus programs to be both affordable and competitive in relation to the market. Our bonus program is designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer. The Compensation Committee and the executive officer work together to establish targets and goals for the executive officer. Upon completion of the fiscal year, the Compensation Committee assesses the executive officer’s performance, and with input from management, determines the achievement of the bonus targets and the amount to be awarded within the parameters of the executive officer’s agreement with us.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations, and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

 Timing of Equity Awards

The Board has authorized the Compensation Committee to approve stock option grants to our executive officers. Stock options are generally granted at scheduled meetings of the Compensation Committee. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, and balance costs and cost sharing between us and our employees.

 Tax and Accounting Considerations

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our incentive-based equity option plans may qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction, if applicable, in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from our executive officers when discussing the performance of, and compensation levels for, executives. The Compensation Committee also works with our Chief Executive Officer and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. None of our executives participates in deliberations relating to their compensation.

2014 Bonus Payments

Mr. Thompson. Mr. Thompson was awarded bonus payments totaling $240,800 in recognition of services performed during 2014. The bonus payments, constituting approximately 65% of Mr. Thompson’s salary, were awarded on a discretionary basis by our Compensation Committee. In 2013, the Compensation Committee migrated to a simplified process of awarding executive bonuses, in part as a result of the departure of the Company’s Chief Operating Officer during the fourth quarter of 2012 and the additional responsibilities assumed by both the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee awarded the bonuses in 2014 as a result of Mr. Thompson’s contributions in assisting the Company towards achieving its financial and operational goals, which included the execution of a Wi-Fi lease with a national carrier in the third quarter of 2014 and the completion of a debt financing in the fourth quarter of 2014.

Mr. Hernon. Mr. Hernon was awarded bonus payments totaling $108,125 in recognition of services performed during 2014. The bonus payments, constituting approximately 39% of Mr. Hernon’s salary, were awarded on a discretionary basis by our Compensation Committee. In 2013, the Compensation Committee migrated to a simplified process of awarding executive bonuses, in part as a result of the departure of the Company’s Chief Operating Officer during the fourth quarter of 2012 and the additional responsibilities assumed by both the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee awarded the bonuses in 2014 as a result of Mr. Hernon’s contributions in assisting the Company towards achieving its financial and operational goals, which included the execution of a Wi-Fi lease with a national carrier in the third quarter of 2014 and the completion of a debt financing in the fourth quarter of 2014.

See “Employment Agreements and Change-in-Control Agreements” below for a discussion of our employment agreement with Mr. Thompson and our employment arrangement with Mr. Hernon.

2015 Bonus Criteria

Bonus criteria for executive officers has historically been based on performance-related targets including revenue and adjusted EBITDA, and awarded on a quarterly basis after an analysis of actual results against the targets. In 2013, the Compensation Committee migrated to a simplified, discretionary process of awarding executive bonuses, in part as a result of the departure of the Company’s Chief Operating Officer during the fourth quarter of 2012 and the additional responsibilities assumed by both the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee continued the policy of using a simplified, discretionary process in 2014. The Compensation Committee is presently evaluating the structure of the bonus program for 2015.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”). The Compensation Committee will consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Summary Compensation Table

The following table summarizes the annual and long-term compensation paid to our chief executive officer and our other most highly compensated executive officer who were serving at the end of 2014, whom we refer to collectively in this Annual Report on Form 10-K as the “named executive officers”:

Name and Principal Position	Year	Salary	Bonus		Non-Equity Incentive Compensation		Option Awards(1)		Total
Jeffrey M. Thompson	2014	$373,277	$240,800	(2)	$-		$79,992	(3)	$694,069
President and Chief	2013	$330,000	$297,500	(4)	$-		$73,209	(5)	$700,709
Executive Officer	2012	$330,000	$61,875	(6)	$190,034	(7)	$-		$581,909

Joseph P. Hernon	2014	$279,569	$108,125	(8)	$-		$48,945	(9)	$436,639
Chief Financial Officer	2013	$250,000	$170,000	(10)	$-		$115,570	(11)	$535,570
	2012	$243,750	$36,249	(12)	$115,548	(13)	$-		$395,547

(1)

Based upon the aggregate grant date fair value calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. Our policy and assumptions made in the valuation of share-based payments are contained in Note 10 to our December 31, 2014 financial statements.

(2)

Mr. Thompson was awarded a discretionary bonus as a result of his contributions in 2014 in assisting the Company towards achieving its financial and operational goals which included the execution of a Wi-Fi lease with a national carrier in the third quarter of 2014 and the completion of a debt financing in the fourth quarter of 2014. The discretionary bonus of $240,800 was awarded in 2014.

(3)

On July 22, 2014, Mr. Thompson received a ten-year option to purchase 31,267 shares of common stock at an exercise price of $1.67 per share in recognition of services performed during 2014. These options vest monthly over a two year period with the first tranche vesting on August 22, 2014.

On September 26, 2014, Mr. Thompson received a ten-year option to purchase 75,000 shares of common stock at an exercise price of $1.34 per share in recognition of services performed during 2014. These options vest quarterly over a two year period with the first tranche vesting on December 26, 2014.

(4)

Mr. Thompson was awarded a discretionary bonus as a result of his contributions in 2013 in assisting the Company towards achieving its financial and operational goals which included (i) a public offering in the first quarter of 2013, (ii) an acquisition in the first quarter of 2013, and (iii) the execution of a Wi-Fi lease with a major cable operator in the second quarter of 2013. The discretionary bonus of $297,500 consisted of $125,000 which was awarded in 2013 and $172,500 which was awarded in January 2014 in recognition of services performed in 2013.

(5)

On February 25, 2013, Mr. Thompson received a ten-year option to purchase 50,000 shares of common stock at an exercise price of $2.62 per share in recognition of services performed during 2013. These options were fully vested and exercisable upon issuance.

(6)

For 2012, the Compensation Committee (the “Committee”) determined that 75% of Mr. Thompson's bonus would be based on financial performance goals and 25% would be awarded at the discretion of the Committee. Mr. Thompson was awarded the full amount of his discretionary bonus based on the determination that the Company had met its financial performance goals as well other operating objectives including the development of its shared wireless network. The discretionary bonus of $61,875 consisted of $15,469 which was awarded in 2012 and $46,406 which was awarded in May 2013 in recognition of services performed in 2012.

(7)

This compensation represents the financial performance component of Mr. Thompson’s annual bonus. The Committee established a scaled payout structure under which attainment of 90% of a budgeted target would result in a 50% payout of the total amount allocated for that target. Other levels of the scaled payout structure included a 100% payout for 100% attainment of the budgeted target, 115% payout for 120% of the target, and 130% payout for 150% of the target.

For the first quarter of 2012, Mr. Thompson was awarded a bonus of $47,334 based on the following (revenue and EBITDA dollars are in thousands):

Metric	Actual	Budget	Achievement of Budget	Bonus Weighting	Scaled Payout Percentage	Scaled Payout Dollars
Churn	1.58%	1.54%	97.3%	20%	50%	$4,641
Revenue	$7,785	$7,683	101.3%	40%	100%	$18,563
EBITDA	$1,382	$833	165.9%	40%	130%	$24,130

During the second and third quarters of 2012, the Committee determined that Mr. Thompson's quarterly financial performance goal would be based on the Company's success in building Wi-Fi hotspots through its recently formed subsidiary, Hetnets Tower Corporation.  The Committee established a scaled payout structure under which attainment of 100% of the target would result in a 100% payout of the eligible quarterly bonus and attainment of 120% of the budget would result in a 115% payout.  During the second quarter of 2012, the Company constructed 571 hotzones which equaled 102% of the target goal of 558.  As a result, the Committee authorized a payment of $46,406 to Mr. Thompson representing 100% of his quarterly financial performance bonus. During the third quarter of 2012, the Company constructed 984 hotzones which equaled 102% of the target goal of 967. As a result, the Committee authorized a payment of $46,407 to Mr. Thompson representing 100% of his quarterly financial performance bonus.

For the fourth quarter of 2012, the Committee reverted to a program similar to the first quarter as construction activity on Wi-Fi hotspots was not significant.  Mr. Thompson was awarded a bonus of $49,887 based on the following metrics:

Metric	Actual (in 000s)	Budget (in 000s)	Achievement of Budget	Bonus Weighting	Scaled Payout Percentage	Scaled Payout Dollars
Revenue	$8,229	$7,874	104.5%	50%	100%	$23,203
EBITDA	$1,512	$1,017	148.7%	50%	115%	$26,684

There is no comparable disclosure for 2014 and 2013 since the bonuses granted in 2014 and 2013 were discretionary.

(8)

Mr. Hernon was awarded a discretionary bonus as a result of his contributions in 2014 in assisting the Company towards achieving its financial and operational goals which included the execution of a Wi-Fi lease with a national carrier in the third quarter of 2014 and the completion of a debt financing in the fourth quarter of 2014. The discretionary bonus of $108,125 was awarded in 2014.

(9)

On July 22, 2014, Mr. Hernon received a ten-year option to purchase 15,806 shares of common stock at an exercise price of $1.67 per share in recognition of services performed during 2014. These options vest monthly over a two year period with the first tranche vesting on August 22, 2014.

On September 26, 2014, Mr. Hernon received a ten-year option to purchase 50,000 shares of common stock at an exercise price of $1.34 per share in recognition of services performed during 2014. These options vest quarterly over a two year period with the first tranche vesting on December 26, 2014.

(10)

Mr. Hernon was awarded a discretionary bonus as a result of his contributions in 2013 in assisting the Company towards achieving its financial and operational goals which included (i) a public offering in the first quarter of 2013, (ii) an acquisition in the first quarter of 2013, and (iii) the execution of a Wi-Fi lease with a major cable operator in the second quarter of 2013. The discretionary bonus of $170,000 consisted of $60,000 which was awarded in 2013 and $110,000 which was awarded in January 2014 in recognition of services performed in 2013.

(11)

On February 25, 2013, Mr. Hernon received a ten-year option to purchase 25,000 shares of common stock at an exercise price of $2.62 per share in recognition of services performed during 2013. These options were fully vested and exercisable upon issuance.

On June 3, 2013, Mr. Hernon received a ten-year option to purchase 50,000 shares of common stock at an exercise price of $2.56 per share in recognition of services performed during 2013. These options vest annually over a five year period with the first tranche vesting on June 3, 2014.

(12)

For 2012, the Committee determined that 75% of Mr. Hernon's bonus would be based on financial performance goals and 25% would be awarded at the discretion of the Committee. Mr. Hernon was awarded the full amount of his discretionary bonus based on the determination that the Company had met its financial performance goals as well other operating objectives including the development of its shared wireless network. The discretionary bonus of $36,249 consisted of $9,062 which was awarded in 2012 and $27,187 which was awarded in May 2013 in recognition of services performed in 2012.

(13)

This compensation represents the financial performance component of Mr. Hernon’s annual bonus. The Committee established a scaled payout structure under which attainment of 90% of a budgeted target would result in a 50% payout of the total amount allocated for that target. Other levels of the scaled payout structure included a 100% payout for 100% attainment of the budgeted target, 115% payout for 120% of the target, and 130% payout for 150% of the target.

During the first quarter of 2012, Mr. Hernon was awarded a bonus of $27,867 based on the following (revenue and EBITDA dollars in thousands):

Metric	Actual	Budget	Achievement of Budget	Bonus Weighting	Scaled Payout Percentage	Scaled Payout Dollars
Churn	1.58%	1.54%	97.3%	25%	50%	$3,398
Revenue	$7,785	$7,683	101.3%	25%	100%	$6,797
EBITDA	$1,382	$833	165.9%	50%	130%	$17,672

 During the second quarter of 2012, Mr. Hernon was awarded a bonus of $29,227 based on the following:

Metric	Actual (in 000s)	Budget (in 000s)	Achievement of Budget	Bonus Weighting	Scaled Payout Percentage	Scaled Payout Dollars
Revenue	$8,103	$7,746	104.6%	50%	100%	$13,594
EBITDA	$1,305	$907	143.9%	50%	115%	$15,633

During the third quarter of 2012, Mr. Hernon was awarded a bonus of $29,227, based on the following:

Metric	Actual (in 000s)	Budget (in 000s)	Achievement of Budget	Bonus Weighting	Scaled Payout Percentage	Scaled Payout Dollars
Revenue	$8,031	$7,809	102.8%	50%	100%	$13,594
EBITDA	$1,451	$987	147.0%	50%	115%	$15,633

During the fourth quarter of 2012, Mr. Hernon was awarded a bonus of $29,227, based on the following:

Metric	Actual (in 000s)	Budget (in 000s)	Achievement of Budget	Bonus Weighting	Scaled Payout Percentage	Scaled Payout Dollars
Revenue	$8,229	$7,874	104.5%	50%	100%	$13,594
EBITDA	$1,512	$1,017	148.7%	50%	115%	$15,633

There is no comparable disclosure for 2014 and 2013 since the bonuses granted in 2014 and 2013 were discretionary.

Grants of Plan-Based Awards

The following table summarizes the stock option awards granted to our named executive officers during the year ended December 31, 2014:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)(1)	Grant Date Fair Value of Stock and Option Awards($)(2)
Jeffrey M. Thompson	7/22/14	31,267	$1.67	$27,200
	9/26/14	75,000	$1.34	$52,792

Joseph P. Hernon	7/22/14	15,806	$1.67	$13,750
	9/26/14	50,000	$1.34	$35,195

(1)

The exercise price of the stock options awarded was determined in accordance with the stock option plans, which provides that the exercise price for an option granted be the closing sale price for our common stock as quoted on the NASDAQ Capital Market on the date of grant.

(2)

Based upon the aggregate grant date fair value calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. Our policy and assumptions made in the valuation of share-based payments are contained in Note 10 to our December 31, 2014 financial statements.

There were no restricted stock awards granted to our named executive officers during the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards to our named executive officers as of December 31, 2014:

	Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Jeffrey M. Thompson	175,193	−		$1.43	4/28/15
	12,010	−		$2.00	12/2/17
	11,032	−		$2.00	3/2/18
	100,000	−		$4.94	6/23/21
	41,250	90,750	(1)	$5.25	7/6/21
	84,375	71,875	(2)	$5.25	7/6/21
	50,000	−		$2.62	2/24/23
	6,515	24,752	(3)	$1.67	7/21/24
	9,375	65,625	(4)	$1.34	9/25/24

Joseph P. Hernon	103,426	−		$1.45	6/1/18
	60,000	−		$4.94	6/23/21
	20,668	67,332	(5)	$5.25	7/6/21
	41,877	34,374	(6)	$5.25	7/6/21
	25,000	−		$2.62	2/24/23
	10,000	40,000	(7)	$2.56	6/2/23
	3,295	12,511	(3)	$1.67	7/21/24
	6,250	43,750	(4)	$1.34	9/25/24

(1)

88,000 of the options were granted in four tranches of 22,000.  Each tranche will begin to vest in sequential order only when and if the Company completes four (4) acquisitions prior to the expiration date.  Each tranche will vest in quarterly installments over a two year period once each respective acquisition is closed.  The remaining 2,750 will become vested in February 2015.

(2)

25,000 of the options will begin to vest only when and if the Company executes a backhaul contract prior to the expiration date. These options will vest in quarterly installments over a two year period once a backhaul contract is executed. The remaining options unexercisable began vesting upon the previous execution of backhaul contracts of which (i) 6,250 of the options will vest in quarterly installments of 3,125 and become fully vested in June 2015, (ii) 18,750 of the options will vest in quarterly installments of 3,125 and become fully vested in April 2016 and (iii) 21,875 of the options will vest in quarterly installments of 3,125 and become fully vested in August 2016.

(3)	Such option vests monthly over a two year period, with the first tranche vesting on August 22, 2014.

(4)	Such option vests quarterly over a two year period, with the first tranche vesting on December 26, 2014.

(5)

64,000 of the options were granted in four tranches of 16,000.  Each tranche will begin to vest in sequential order only when and if the Company completes four (4) acquisitions prior to the expiration date.  Each tranche will vest as to one-third on the one year anniversary of the completed acquisition with the remaining two-thirds vesting ratably on a quarterly basis over the following two years once each respective acquisition is closed.  The remaining 3,332 will become vested in February 2016.

(6)

12,500 of the options will begin to vest only when and if the Company executes a backhaul contract prior to the expiration date. These options will vest in quarterly installments over a two year period once a backhaul contract is executed. The remaining options unexercisable began vesting upon the previous execution of backhaul contracts of which (i) 1,562 of the options will vest in quarterly installments of 781 and become fully vested in June 2015, (ii) 9,374 of the options will vest in quarterly installments of 1,562 and become fully vested in April 2016 and (iii) 10,938 of the options will vest in quarterly installments of 1,562 and become fully vested in August 2016.

(7)	Such option vests as to one-fifth of the shares subject to the option annually, commencing June 3, 2014.

Option Exercises and Stock Vested

The following table summarizes, with respect to our named executive officers, all options that were exercised and restricted stock vested during fiscal 2014:

	Option Awards		Restricted Stock
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Jeffrey M. Thompson	75,000	$122,250
	18,406	$30,002
	125,000	$203,750

Joseph P. Hernon			15,000	$45,000

Employment Agreements and Change-in-Control Agreements

In December 2007, we entered into an employment agreement with Jeffrey M. Thompson, our principal executive officer, which was amended in December 2011. Pursuant to the terms of the amended agreement, Mr. Thompson agreed to serve as our chief executive officer and president for a period of two years, with automatic one-year renewals, subject to either party electing not to renew. In December 2014, we entered into a second amendment of Mr. Thompson’s employment agreement that provides for annual compensation of $475,000, effective as of November 18, 2014, and a one-time cash bonus of $175,000 for services provided to the Company in 2014. Mr. Thompson shall be eligible to receive options to purchase up to 250,000 shares of common stock during the fiscal year ending December 31, 2015 and shall also be entitled to additional bonus compensation as determined from time to time by the Compensation Committee of the Board of Directors. The second amendment provides for customary clawback rights upon the occurrence of certain events. Under his initial employment agreement, Mr. Thompson’s base salary was $225,000 which was subsequently adjusted to $248,063 effective January 1, 2010, to $300,000 effective December 16, 2010, to $330,000 effective December 10, 2011 and to $363,000 effective February 5, 2014. Under the first amendment, Mr. Thompson was awarded special bonuses totaling $75,000 which included (i) $25,000 on the effective date of the amended agreement, (ii) $25,000 related to the closing of the acquisition of Color Broadband and (iii) $25,000 upon the execution of an agreement with a large technology company. In addition, we will pay 100% of all costs associated with Mr. Thompson’s employee benefits, including without limitation, health insurance.

If Mr. Thompson’s employment is terminated (i) by us without “cause,” (ii) by him for “good reason” or (iii) by us within two years of a “change of control” (as such terms are defined in the agreement), then (a) we will be required to pay Mr. Thompson twenty-four months base salary in monthly installments, (b) any unvested options to purchase shares of our common stock would immediately vest and become exercisable and any restrictions on restricted stock would immediately lapse, and (c) we must continue to provide employee benefits, including health insurance, for a period of five years following such termination.

During Mr. Thompson’s employment with us, and for a period of twelve months following his termination (the “Restricted Period”), except for a termination by Mr. Thompson for “good reason,” he is prohibited from engaging in any line of business in which we were engaged or had a formal plan to enter during the period of his employment with us. We will continue to pay Mr. Thompson his base salary then in effect, in accordance with our customary payroll practices for the duration of any such Restricted Period in the event that Mr. Thompson’s employment is terminated voluntarily by him, except for “good reason,” or by us for “cause.”

In May 2008, Joseph P. Hernon joined the Company as Chief Financial Officer. His employment offer provided for a base annual salary of $190,000 and bonus payments up to 58% of base salary, as determined by the Board. Mr. Hernon’s annual base salary has been increased at times, most recently to (i) $250,000 effective April 1, 2012, (ii) $275,000 effective February 5, 2014, and (iii) $325,000 effective November 18, 2014. Upon joining the Company, Mr. Hernon was granted options to purchase 150,000 shares of common stock at an exercise price of $1.45 per share, vesting in three annual installments commencing upon the first anniversary of the grant. He has received subsequent awards and is eligible to receive additional stock-based awards at the discretion of the Board and as provided under the Company’s stock-based incentive plans. The Company pays 100% of Mr. Hernon’s health insurance. He is also eligible to participate in the Company’s health and other employee benefit plans. Mr. Hernon is an employee at will.

PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

On June 10, 2015, the Board approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 95,000,000 to 200,000,000. The Company currently has authorized common stock of 95,000,000 shares, par value $0.001 per share and 66,759,470 are issued and outstanding as of June 25, 2015. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

Increase in Authorized Common Stock

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

As of June 25, 2015, a total of 66,759,470 shares of the Company's currently authorized 95,000,000 shares of common stock are issued and outstanding. In addition, a total of 11,634,852 shares are reserved for issuance in connection with outstanding warrants and the Company’s stock related employee benefit plans. As a result, only 16,605,678 shares are presently available for issuance. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper general business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

Potential Adverse Effects of the Amendment

The adoption of this proposal would have no immediate diluted effect on the proportional voting power or other rights of existing stockholders; however, future issuances of common stock, or securities convertible into common stock, could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders.

Anti-Takeover Provisions

The proposed increase in the authorized number of shares of common stock could also have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The Certificate of Incorporation and Bylaws of the Company contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;
●

they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

●	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;
●

they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

●	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

Certain Matters Related to this Proposal

The proposed Amendment to our Certificate of Incorporation, a copy of which is attached to this proxy statement as Exhibit A, will be filed with the Delaware Secretary of State promptly after the stockholders have approved this proposal.

Required Vote

Approval of the proposal to increase the number of authorized shares of common stock by amending the Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock outstanding on June 25, 2015, the record date.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF Marcum LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

Our stockholders are being asked to ratify the Board of Directors’ appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2015.

In the event that the ratification of this selection is not approved by a majority of the votes cast by holders of our shares of common stock voting at the annual meeting, the Audit Committee has the authority to select our independent registered public accounting firm. The Audit Committee has the ability to appoint Marcum LLP under the Company’s Audit Committee charter even if not approved by our stockholders.

A representative of Marcum LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Fees Paid to Auditors

The following table sets forth the fees that the Company accrued or paid to Marcum LLP during fiscal 2014 and fiscal 2013.

	2014	2013
Audit Fees(1)	$218,087	$301,470
Audit-Related Fees(2)	−	−
Tax Fees(3)	−	−
All Other Fees	−	−
Total	$218,087	$301,470

(1) Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2) Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence.

(3) Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning for the Company.

The 2014 amount has been adjusted to reflect actual expenses incurred, as compared to the previous amount reported of $228,070 which included estimates for certain invoices.

Administration of the Engagement; Pre-Approval of Audit and Permissible Non-Audit Services

Before the independent registered public accounting firm is engaged by the Company to perform audit or permissible non-audit services, the engagement is approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may establish, either on an ongoing or case-by-case basis, pre-approval policies and procedures providing for delegated authority to approve the engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular services to be provided, the Audit Committee is informed about each service, and the policies and procedures do not result in the delegation of the Audit Committee's authority to management. In accordance with these procedures, the Audit Committee pre-approved all services performed by Marcum LLP during 2015.

Required Vote

Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of the majority of the votes cast at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Marcum LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 4 - NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934 entitle our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s rules. The Company expects to hold the advisory vote on the compensation of our named executive officers every three years.

As described in detail in this proxy statement under the headings “Executive Compensation” and “Compensation Discussion and Analysis,” our executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement of short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. Under these programs, our executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the referenced sections for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our executive officers to try and achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

Approval for this proposal requires the affirmative vote of the majority of the votes cast at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 accompanies this notice.

FUTURE PROPOSALS OF SECURITY HOLDERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2016 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by our Corporate Secretary at our principal executive office no earlier than March 6, 2016 and no later than April 6, 2016. In the event that the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2015 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure is made. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) shares of common stock equal to either (a) $2,000 in market value or (b) 1% of our outstanding common stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the 2016 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, must notify us no later than May 22, 2016 (see Rule 14a-4(c)(1) under the Exchange Act). If a stockholder who wishes to present a proposal fails to notify us by May 22, 2016,or, if the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2015 Annual Meeting of Stockholders and notice is not received in a reasonable time before we send the proxy material for such meeting, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

HOUSE HOLDING OF MATERIALS

In some instances, only one copy of the Notice, this proxy statement or our annual report, as applicable, is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the Notice, this proxy statement or our annual report, as applicable, you may call us at 401-848-5848, or send a written request to Towerstream Corporation, 88 Silva Lane, Middletown, Rhode Island 02842, attention Chief Financial Officer. If you have received only one copy of the Notice, proxy statement or annual report, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the Notice, proxy statement or annual report, may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the stockholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

Dated: July 6, 2015

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TOWERSTREAM CORPORATION

The undersigned, being the President and Chief Executive Officer of Towerstream Corporation, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1.            The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth in its entirety with the following:

FOURTH: A. Classes and number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is two hundred and five million (205,000,000). The Classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1.	Two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and

2.	Five million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); and

B. Blank Check Powers. The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each such series when issued shall be designated to distinguish the shares of each series from the shares of all other series.

2. The officers of the Corporation are authorized and directed to take such actions as are necessary in their discretion to effectuate the purposes of each of the above resolutions, including but not limited to the execution, delivery and filing of all necessary certificates, applications and other documents and the payment of all necessary fees in connection therewith.

3. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Certificate of Incorporation is 66,759,470 and the foregoing change and amendment has been consented to and approved by the vote of the stockholders of the Corporation holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Jeffrey M. Thompson, its President and Chief Executive Officer, this     day of              2015.

 TOWERSTREAM CORPORATION

 By:

  Jeffrey M. Thompson

  President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TOWERSTREAM CORPORATION

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 20, 2015.

INTERNET/MOBILE – **www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – **1 (866) 894-0537**
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 THROUGH PROPOSAL 4.

1. Election of five (5) directors:

	FOR	AGAINST	ABSTAIN
(1) Philip Urso	☐	☐	☐
(2) Jeffrey M. Thompson	☐	☐	☐
(3) Howard L. Haronian, M.D.	☐	☐	☐
(4) Paul Koehler	☐	☐	☐
(5) William J. Bush	☐	☐	☐

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature___________________________________Signature, if held jointly___________________________________Date____________, 2015.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 21, 2015

The 2015 Proxy Statement and the 2014 Annual Report are available at http://www.cstproxy.com/towerstream/2015

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TOWERSTREAM CORPORATION

The undersigned stockholder of Towerstream Corporation hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the 2015 Annual Meeting of Stockholders to be held at 88 Silva Lane, Tech IV, Middletown, RI 02842 on August 21, 2015 at 9:00 a.m. Eastern Standard Time, (ii) appoints Jeffrey M. Thompson and Joseph P. Hernon, and each of them, proxies and attorneys-in-fact, each with full powers of substitution and revocation, to vote all shares of Common Stock of Towerstream Corporation owned by the undersigned at such meeting and at any adjournments thereof, and in their discretion with respect to any other matters which properly come before the meeting (and any such adjournments), and (iii) revokes any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, FOR THE BOARD'S NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2 THROUGH PROPOSAL 4.

(continued and to be marked, dated and signed, on the other side)